Exhibit 10.7

       Administração de Condomínio e Imobiliária

COMMERCIAL PROPERTY RENTAL AGREEMENT

By this instrument executed between, on one side, BETHZAIDA FERNANDES MACHADO, Brazilian, married, bank clerk, bearer of Identity Card No. [---]-SSP-MG and Individual Taxpayer’s Register No. [---], resident at Av. Saturnino de Brito, No. [---]/Apt. 1301, Praia do Canto, Vitória/ES, Сер [---], hereinafter referred to simply as LESSOR, herein represented by MGM ADMINISTRAЗГO E SERVIЗOS LTDA, a company with its principal place of business at Rua Clóvis Machado, No. 176/Pilotis Edf. Conilon, Enseada do Suá, Vitória/ES, Cep [---], enrolled in the National Register of Legal Entities (CGC) under No. [---] and Regional Council of Real Estate Brokers (CRECI) No. [---] 13th region, and, on the other side, CIMCORP COMЙRCIO INTERNACIONAL E INFORMБTICA S.A., a legal entity enrolled in the National Register of Legal Entities under No. [---], located at Alameda Madeira, No. [---], Centro Comercial de Alphaville, Barueri, São Paulo/SP, Cep: [---] referred to simply as LESSEE, herein represented by its Chief Executive Officer, Mr. TADEU VANI FUCCI, Brazilian, married, businessman, bearer of Identity Card (RG) No. [---]– SSP/SP and enrolled in the Individual Taxpayer’s Register No. [---], resident at Rua Dr. Chibata Miyakoshi, No. [---]/Apt. 91 C, Jardim Parque Morumbi, São Paulo/SP, Сер. [---]; and Mr. JOÃO STANKEVICIUS, Brazilian, divorced, bearer of RG No. 4.868.133-8 SSP/SP and enrolled in the Individual Taxpayer's Register No. [---], resident at Rua Arlindo Veiga dos Santos, No. 25 – Bloco A – Apt. [---] – Jardim Marajoara – São Paulo – SP – CEP [---], the parties agree as follows:

SECTION 1: The subject matter of this agreement is the lease of the commercial property – Room 1022, located at Rua Professor Almeida Cousin, No. 125, Edifício Enseada Trade Center, Enseada do Sua, Vitoria/ES, owned by LESSOR.

SECTION 2 – The lease term is thirty-six (36) months, starting on May thirty, two thousand and eight (05/30/2008) and ending on May twenty-nine, two thousand eleven (05/29/2011).

PARAGRAPH 1 – At the end of the lease, the agreement shall be lawfully terminated and, regardless of notice, LESSEE undertakes to return the leased property fully vacated and on the same conditions that received it, under penalty of incurring a fine determined in section 13 hereof and other fines provided by law.

PARAGRAPH TWO – If both parties are interested in renewing the agreement, this shall be formalized through a Contract Addendum, extending the effectiveness hereof.

SECTION 3 – This agreement shall be lawfully terminated, regardless of any judicial or extrajudicial order, upon the following events:

a) End of the term stipulated in section two;
b) Violation of a contractual or legal obligation;
c) Disposal of the property to third party, ensuring LESSEE the right of first refusal as provided by law;
d) LESSEE’s death, debt rehabilitation proceedings, bankruptcy, insolvency, legal incapacity;
e) Estoppel, third party’s event or fact that prevents the use of the leased property, including expropriation;
f) Delay for two (02) consecutive months in the payment of rents.
SOLE PARAGRAPH – Except for the events set forth in items b and f above, there shall have no sanction or indemnification in the cases of termination set forth in the agreement.

SECTION 4 – The monthly rent shall be two thousand, five hundred Reais (R$ 2,500.00), which shall be paid no later than the seventh (7th) day of each subsequent month, through payment slip, plus the bank collection tariff, which amount on the date hereof is two Reais and fifty centavos (R$ 2.50).

PARAGRAPH 1 – Exceptionally, the payment slip for the rent of June shall be paid with an addition proportional to the period from June 30, 2008 to July 7, 2008.

PARAGRAPH 2 – It is agreed between the parties that the first four (4) rents shall be paid with discount, which amount shall be used to install ceramic floor, brand Glacial Incesa 46x46 (Material and workforce: R$ 2,053.00) and air conditioning (Device and workforce: R$ 4,400.00) pursuant to the standards authorized by the management of the building where the property is located. The discount aggregate amount shall be six thousand, four hundred and fifty-three Reais (R$ 6,453.00), the material and workforce for the respective installations are included in this amount, to be discounted as follows: For the first (1st) rent due on July 7, 2008, the discount shall be one thousand, two hundred and fifty Reais (R$ 1,250.00); for the rent due on August 7, 2008, the discount shall be two thousand, two hundred and fifty Reais (R$ 2,250.00); for the rent due on September 7, 2008, the discount shall be two thousand, two hundred and fifty Reais (R$ 2,250.00); and, finally, for the rent due on October 7, 2008, the discount shall be seven hundred and three Reais (R$ 703.00). After four months of discount, the rent shall reach its full amount and LESSEE shall submit by September 30, 2008, the Invoices regarding such installations.

PARAGRAPH 3 – If the rent determined in this section is overdue, a fine of ten percent (10%) shall apply to the total debt, plus interest in arrears of one percent (1%) per month, pursuant to the provisions in item f, paragraph two, Section Three.

PARAGRAPH 4 – The rent shall be automatically adjusted with the minimum frequency determined by the prevailing laws and regulations, by applying the General Market Price Index – IGPM (FGV) variation index or any other index determined by the government that may replace it, and LESSOR is hereby free and irrevocably authorized to proceed with the adjustment, without prejudice to the provisions in article 19 of Law 8245/91.

SECTION 5 – All expenses incurred with the consumption of water and electric power shall be borne by LESSEE, as well as administration fees, insurance policies, taxes, Municipal Property Tax (IPTU), Federal Properties Management Office (SPU) and others levied on the leased property. LESSEE shall transfer water and electric bill to his name within thirty (30) days after the execution of this agreement.

SECTION 6 – The property subject matter of this lease shall be exclusively used for LESSEE’s commercial activities, provided that the sublease, transfer or assignment of this arrangement, in whole or in part, to companies resulting from contract amendments, as well as to the company formed by LESSEE to third parties, without the express consent of LESSOR, is prohibited. LESSEE is expressly prohibited from keeping the property closed or abandoned for more than ninety (90) days, in which event it authorizes LESSOR to occupy it irrespectively of court order to do so.

SECTION 7 – LESSEE is prohibited from making modifications or installations without previous authorization, in writing, by LESSOR.

PARAGRAPH 1 – LESSEE represents that it has inspected and received the property subject matter of this lease and its belongings, in perfect state of preservation, repainted, with all its electrical, hydraulic and hydro-sanitary installations in perfect operation, pursuant to Inspection Report, an integral part of this agreement.

PARAGRAPH 2 – LESSEE undertakes to restore the leased property, in order to return it, at the termination or at the end of this agreement, under the same conditions in which it received it, whatever its situation when the lease ends.

PARAGRAPH 3 – LESSEE undertakes responsibility, except for the works that entail the security of the leased property, for all other future works, and it should keep it in good conditions of use, cleaning, hygiene and conservation, in order to so deliver it to LESSOR when this agreement ends, without any right to indemnification for or withholding of the improvements, whether useful or necessary, that it makes in the property, which, as well as the material used in it, shall be incorporated to the property, and LESSEE hereby expressly waives any reimbursement, compensation, indemnification or withholding rights, being LESSOR ensured the right to demand, in case any improvement or modification is not convenient, that LESSEE undo, yet during the effectiveness of the agreement, whatever it has done. At any time during the effectiveness of the lease and as of the vacancy of the property, LESSEE undertakes to repair or indemnify the damages caused to the property, its fixtures and any belongings.

SECTION 8 – The Building Condominium Agreement is an integral part of this agreement, which LESSEE represents to know, accept and comply with.

SECTION 9 – LESSOR is hereby authorized by himself, or by its agents, to inspect the property now leased, whenever it deems necessary and convenient, in a day and time to be previously agreed with LESSEE.

SECTION 10 – LESSEE hereby represents that is fully aware that the redemption of later receipts does not mean nor represents settlement of other obligations stipulated in this agreement, which were not charged at the right time, especially with respect to charges.

SECTION 11 – If LESSOR accepts, to the benefit of LESSEE, any delay in payment of the rent and other expenses under its responsibility or in the compliance with any other contractual obligation, this forbearance may not be deemed change to the conditions of this agreement, as shall constitute simply an act of discretion by LESSOR.

SECTION 12 – All remedies available to the parties under this agreement shall be deemed cumulative and not alternative, provided that any omission by LESSOR may not create rights to LESSEE. Once verified in the settlement of accounts that there are amounts not paid due to miscalculation, even amicably or judicially charged, deposited in court or not, the overdue differences and its additions shall be satisfied by LESSEE, if indicated by LESSOR within six (6) months after the termination of the agreement.

SECTION 13 – After thirty (30) days of delay in the payment of the rent and other charges, LESSOR may send the amounts for effective collection by a lawyer, being LESSEE also responsible for collection expenses such as: attorney’s fees at twenty percent (20%), notifications and notices, even if the collection is made out of court. In case of judicial collection, LESSEE shall also pay, in addition to these, the costs and legal fees resulting thereof, for the purposes of the provisions in art. 62, II, d, of Law No. 8,245/91.

SECTION 14 – LESSEE hereby authorizes the receipt of notice, subpoena, order, summons (including those under articles 62, III and 67, VII of Law 8245/91), at any of its addresses or domiciles, by mail or correspondence with notice of receipt, and, in case of legal entity or individual company, also by fax.

SECTION 15 – Both in the event of Eviction Action by lack of payment and in the Consignment in Rent Payment Suit, LESSEE authorizes LESSOR to raise the amounts deposited in or out of court, and such procedure shall not affect LESSOR in the result or progress of the action.

SECTION 16 – It is established a fine of three (03) monthly rents, in effect at the time of the infraction, hereby required from the part who violates legal obligation or any of the clauses of this agreement, including failure to pay the rent and the charges on the lease, (if overdue for more than 60 days – item “f” of Section 3), or by early termination, even if resulting from court decision, being this fine, as an unquestionable amount, an extrajudicial enforcement instrument, pursuant to article 585 of CPC, except for the non-infringing party, the right to simultaneously consider the rental terminated, regardless of any other judicial or extrajudicial formality. The fine set forth herein shall be paid ratably to the time remaining before the end of the agreement, notwithstanding the term already elapsed hereof and it should be clear that the payment of the fine does not exempt the offender from payment of the expenses underlying the case.

SECTION 17 – In case of fire, collapse, expropriation and other facts that hinder the normal use of the property for the intended purpose, this lease is dissolved, being lawfully terminated, and no claim for indemnification is applicable by one part to the other.

SECTION 18 – This agreement shall be observed even in case of disposal of the property, in which case LESSOR undertakes to insert in the purchase and sale agreement a clause pursuant to which the acquirer undertakes to respect and comply with the existing lease.

SECTION 19: The financial institution mentioned in the LETTER OF BANK GUARANTEE that shall be submitted to LESSOR, undertakes this instrument as guarantor, joint and several debtor and primary obligor, jointly and severally liable for all obligations undertaken by LESSEE, provided that the relevant LETTER OF BANK GUARANTEE is an integral part of this agreement, that undertakes responsibility for such obligations, even after the end of the contract term, including during the period of any extension of the agreement for an indefinite term and during renewals of the agreement, until final delivery of the keys and the property by LESSEE and its acceptance by LESSOR or its Legal Representative.

PARAGRAPH 1: The parties hereby agree that the abovementioned LETTER OF BANK GUARANTEE shall be delivered to the representative of the Lessor by July twenty first of two thousand and eight (07/21/2008), and it should also be established in the LETTER OF BANK GUARANTEE that it shall ensure the payment of the rent and all utility expenses, as well as administration fees, insurance policies, IPTU, taxes, SPU and other levied on the leased property, as well as, property maintenance and the contractual fine, as provided for in Section 16 hereof. Even if LESSOR does not possess the Letter of Bank Guarantee, the rent and charges arising from the lease shall be borne by LESSEE.

at the end of the agreement to return the property with ceramic floor in perfect conditions, with no holes and scratches, as well as air conditioning system in perfect state of preservation and operation.

HENCE IT IS HEREBY AGREED THAT BOTH PARTIES FULLY AGREE WITH THE INSPECTION OF THE PROPERTY, ALSO AGREEING THAT, FROM THIS DATE ON, LESSEE AND ITS GUARANTORS SHALL BE RESPONSIBLE FOR ALL EVENTS RELATED TO THE PROPERTY DURING ITS OCCUPANCY PERIOD, EXCEPT FOR EVENTS RESULTING FROM STRUCTURAL PROBLEMS RELATED TO THE BUILDING ITSELF.

Vitória – ES, May 27, 2008.

mgm administraзгo e serviзos ltda
LESSOR
CNPJ[---]

CIMCORP COMЙRCIO INTERNACIONAl E INFORMБTICA S.A.
LESSEE
CNPJ: [---]

WITNESSES:

JANICE SANTOS NUNES SCOPEL	DEBORA PANHIS SILVA
WITNESS	WITNESS
RG: [---]	RG: [---]

WITNESSES:

Administração de Condomínio e Imobiliária

CONTRACT AMENDMENT

By this instrument entered into by and between the parties, on the one hand LUCAS FERNANDES MACHADO, Brazilian, single, natural person, bearer of the identity card n. [---]ES/SSP and enrolled with the Individual Taxpayers’ Registry under n. [---], resident at Avenida Saturnino de Brito, n. 995/1301, Praia do Canto, Vitória/ES, hereinafter referred to as the LESSOR, hereinafter represented by MGM ADMINISTRAЗГO E SERVIЗOS LTDA, a company headquartered at  Rua Clóvis Machado, n. 176/Pilotis Edf. Conilon, Enseada do Suá, Vitória/ES, Сер: 29050-900, enrolled with the CGC under n. 02.133.534/0001-11 and CRECI n. 2820-J 13rd region, and on the other hand, CIMCORP COMЙRCIO INTERNACIONAL E INFORMБTICA S.A, legal entity, enrolled with the National Registry of Legal Entities under n. [---], headquartered at Alameda Madeira, n. 258/SI 707, Centro Comercial de Alphaville, Barueri, São Paulo/SP, Сер: 06.454-010 hereinafter referred to as the LESSEE, hereinafter represented by its president director Mr. TADEU VANI FUCCI, Brazilian, married, businessman, bearer of the Identity Card n. [---]-SSP-SP and of Individual Taxpayers’ Registry n. [---], resident at Rua Dr. Chibata Miyakoshi, n. 300/Apto. 91 C, Jardim Parque Morumbi, São Paulo/SP, Сер. 05705-000, agree on the following:

CLAUSE ONE
This agreement has for lease purposes the commercial property - ROOM 1022 located at Rua Professor Almeida Cousin, n. 125, Edifício Enseada Trade Center, Enseada do Suá, Vitória/ES, of  LESSOR’s property

CLAUSE TWO:
This lease shall remain in force over twelve (12) months starting on 05/30/2011 (May Thirty, Two Thousand Eleven) and ending on 05/29/2012 (May Twenty Nine, Two Thousand Twelve).

CLAUSE THREE:
The value of such monthly lease shall be R$ 3.000,00 (Three Thousand Reais), which payment shall be made no later than day seven (07) of each month, made in the bank through bank slip.

All other terms of the lease remain in force in their original form as they were established.

Aware of and have signed this agreement in two (2) identical counterparts in the presence of two (2) witnesses and they elect the State Court of Vitória – ES to resolve any issues arising in connection with this contract amendment.

Vitória/ES, May 11, 2011.

(illegible)

MGM ADMINISTRAÇÃO E SERVIÇOS LTDA
LESSOR
CNPJ:  [---]

(illegible)

CIMCORP COMERCIO INTERNACIONAL E
INFORMÁTICA S.A
LESSEE                                -^
CNPJ:  [---]

WITNESS                                                                           WITNESS